                                  SCHEDULE 14A

                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[_] Definitive Proxy Statement


[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ALZA CORPORATION
              (Name of Registrant as Specified In Its Certificate)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3)Filing Party:

  4) Date Filed:

                               ALZA CORPORATION

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON OCTOBER 31, 2000 AT 10:30 A.M.

To the Stockholders of ALZA Corporation:

   NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of ALZA Corporation will be held at 1900 Charleston Road, Mountain View, California, on Tuesday, October 31, 2000 at 10:30 a.m., for the following purpose:

   To approve an amendment to the Restated Certificate of Incorporation of ALZA that shall: (1) increase the number of authorized shares of ALZA's Common Stock from its current level of 300,000,000 to 1,000,000,000 shares; (2) effect a two-for-one stock split of currently issued and outstanding shares of Common Stock (the "Stock Split"); and (3) change the par value of the Common Stock from $0.01 to $0.005 per share.

   The increase in the number of authorized shares of Common Stock would make additional shares available for issuance by ALZA for the Stock Split and for such other purposes as the Board of Directors may determine from time to time to be advantageous for ALZA, including but not limited to future stock dividends and stock splits, acquisitions and the raising of additional capital. The number of outstanding shares of Common Stock will double as a result of the Stock Split and the Board anticipates that such increase in the number of outstanding shares of Common Stock will place the market price of the Common Stock in a range more attractive to investors and increase trading liquidity.

   Only holders of record of Common Stock at the close of business on September 26, 2000 are entitled to notice of and to vote at the Special Meeting, and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          JULIAN N. STERN
                                          Secretary

Mountain View, California
October 3, 2000


 WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE
 ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE ALZA THE EXPENSE OF A SECOND MAILING.

                               ALZA CORPORATION

                               ----------------

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 31, 2000

To the Stockholders of ALZA Corporation:

   The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of ALZA Corporation ("ALZA"), a Delaware corporation, for use at a special meeting of the stockholders of ALZA (the "Special Meeting"), or at any adjournment or postponement thereof, for the purpose set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at 10:30 a.m. on Tuesday, October 31, 2000 at ALZA's headquarters located at 1900 Charleston Road, Mountain View, California 94043; telephone number (650) 564-5000.

   Only holders of record of ALZA Common Stock as of the close of business on September 26, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. At the
close of business on that date, ALZA had outstanding [        ] shares of its
Common Stock, par value $.01 per share. Holders of Common Stock are entitled to one vote for each share of Common Stock held. Under Delaware law, no business shall be transacted at the Special Meeting except for the matter set forth in the accompanying Notice of Special Meeting of Stockholders (which matter is further described below in this Proxy Statement). No stockholder shall be entitled to cumulate votes for such matter.

   Any holder of Common Stock giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Special Meeting to the Secretary of ALZA, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked or (iii) at the Special Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Special Meeting will not serve to revoke a proxy.

   Broker non-votes, and shares held by stockholders present in person or by proxy at the meeting but abstaining on a vote will not be counted in determining whether a quorum is present at the Special Meeting. For the proposal being considered at the Special Meeting, abstentions by stockholders present in person or by proxy and broker non-votes will have the effect of votes against the proposal for purposes of determining whether or not the proposal has been approved.

   This Proxy Statement and the accompanying proxy card are being mailed to ALZA stockholders on or about October 3, 2000. The cost of soliciting proxies
will be borne by ALZA. ALZA has retained the services of [                  ]
("[        ]") to act as agent in the solicitation of proxies from bankers, bank nominees and other institutional owners. ALZA estimates that it will pay
[          ] a fee of approximately $4,000 for its services and will reimburse
[         ] for certain out-of-pocket expenses. ALZA may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain directors, officers and other employees of ALZA by personal interview, telephone or facsimile, without special compensation.

AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF ALZA TO (1) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 1,000,000,000; (2) EFFECT A
  TWO-FOR-ONE STOCK SPLIT AND (3) CHANGE THE PAR VALUE OF THE COMMON STOCK TO
                               $0.005 PER SHARE

   The Restated Certificate of Incorporation of ALZA currently authorizes an aggregate of 300,100,000 shares of capital stock, consisting of 100,000 shares of Preferred Stock (par value $0.01 per share) and 300,000,000 shares of Common Stock (par value $0.01 per share). The proposed amendment to the Restated Certificate of

Incorporation would (1) increase the number of authorized shares of Common Stock to 1,000,000,000, thus bringing the total number of authorized shares of capital stock for all classes to 1,000,100,000; (2) effect a two-for-one stock split by changing and converting each of the issued and outstanding shares of Common Stock of ALZA to two shares of Common Stock (the "Stock Split"); and
(3) change the par value of the Common Stock from $0.01 to $0.005 per share. The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of Common Stock. These changes would be accomplished by amending the first paragraph of Article 4 of the Restated Certificate of Incorporation to read as follows:

  4. The corporation is authorized to issue two classes of stock, which shall be known as Preferred Stock and Common Stock. The total number of shares of stock of all classes that this corporation is authorized to issue is 1,000,100,000. Each share of Preferred Stock of this corporation shall have a par value of $.01 and share of Common Stock of this corporation shall have a par value of $.005. The total number of shares of Preferred Stock which this corporation is authorized to issue is 100,000. The total number of shares of Common Stock which this corporation is authorized to issue is 1,000,000,000. At the effective time of this Certificate of Amendment to the Restated Certificate of Incorporation, each of the issued and outstanding shares of Common Stock of the Corporation shall be changed and converted into Two (2) shares of Common Stock of the Corporation.

Purposes and Effects of the Proposed Increase in the Number of Authorized Shares of Common Stock

   The increase in the number of authorized shares of Common Stock would make additional shares of Common Stock available for issuance for such purposes as the Board may determine to be advantageous for ALZA, including but not limited to future stock dividends and stock splits, acquisitions and the raising of additional capital. Except with respect to shares that will be issued through the Stock Split, shares reserved for issuance under ALZA's stock option plans, shares reserved for sale under ALZA's employee stock purchase plan and shares reserved for issuance upon conversion of ALZA's outstanding convertible debentures, as of the date of this Proxy Statement the Company does not have any agreements, commitments or plans with respect to the issuance of any additional shares of Common Stock. If the Board deems it to be in the interests of ALZA and its stockholders to issue additional shares of Common Stock in the future, the Board generally will not seek further authorization by vote of ALZA's stockholders (unless such authorization is otherwise required by law or regulation). The proposal to increase the number of authorized shares of Common Stock was approved by the unanimous vote of the directors present at a meeting of the Board held on September 11, 2000.

   The increase in the number of authorized shares of Common Stock could have an anti-takeover effect. If the Board desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of ALZA, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by ALZA. However, the proposal submitted in this Proxy Statement is not being recommended in response to any specific effort of which ALZA is aware to obtain control of or to acquire ALZA.

Purposes and Effects of the Proposed Two-for-One Common Stock Split

   The Board anticipates that the increase in the number of outstanding shares of Common Stock resulting from a two-for-one Stock Split will place the market price of the Common Stock in a range more attractive to investors, particularly individual investors, and will improve trading liquidity in the Common Stock. The Common Stock is listed for trading on the New York Stock Exchange and ALZA will apply for listing of the additional shares of Common Stock to be issued in the event the proposed Stock Split is approved. If the proposal is adopted, each stockholder of record at the close of business on November 1, 2000 would be the record owner of, and entitled to receive, a certificate or certificates representing one additional share of Common Stock, par value $0.005 per share, for each share of Common Stock then owned of record by such stockholder. Outstanding certificates representing shares of Common Stock should be retained by each stockholder and should not be returned to ALZA or to its transfer agent. It will not be necessary to submit outstanding certificates for exchange.

In addition, if effected, the proposed Stock Split will result in appropriate adjustments under ALZA's stock option and stock purchase plans, to ALZA's Rights Agreement dated as of December 17, 1999 and to the Indentures between ALZA and Chase Manhattan Bank and Trust Company, National Association dated as of July 1, 1994 and July 28, 2000.

   ALZA is of the opinion that the proposed Stock Split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the Stock Split. In addition, the holding period for the additional shares issued pursuant to the Stock Split would be deemed to be the same as the holding period for the corresponding shares of Common Stock immediately preceding the Stock Split. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders subject to such laws are urged to consult their tax advisors.

   If stockholders dispose of their shares after the Stock Split, they may pay higher brokerage commissions on the same relative interest in ALZA because that interest is represented by a greater number of shares. Stockholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

Purposes and Effects of the Proposed Change in the Par Value of ALZA's Common Stock

   The change in the par value of ALZA's Common Stock will eliminate the need to adjust the stockholders' equity account balances in ALZA's financial statements following the proposed Stock Split. If such change to the par value were not made, then effecting the proposed Stock Split would require making adjustments to certain stockholders' equity account balances. Certificates representing shares of Common Stock, par value $0.01 per share, will be deemed to have adjusted automatically to the revised par value of $0.005 per share. Therefore, it will not be necessary to submit outstanding certificates for exchange.

Board Recommendation and Vote Required

   The Board believes that approval of the proposal to amend the Restated Certificate of Incorporation will place the market price of the Common Stock of ALZA in a range more attractive to investors, particularly individual investors, will improve trading liquidity and will provide greater flexibility for issuance of additional shares in the future. Accordingly, the Board recommends that the stockholders vote "FOR" the amendment to the Restated Certificate of Incorporation. The affirmative vote of a majority of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Special Meeting is required to approve the proposal.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of shares of ALZA
Common Stock as of [         , 2000], except as otherwise noted, (i) by each
person, entity or "group" of persons or entities known by ALZA to be beneficial owners of more than 5% of ALZA's Common Stock; (ii) by each director of ALZA; (iii) by ALZA's Chief Executive Officer and each of ALZA's other four most highly compensated executive officers who were serving as executive officers as of December 31, 1999 (the "Named Executive Officers"); and (iv) all directors and executive officers as a group. Except as described below, each person has sole voting and investment power with respect to the Common Stock described in the table.

                                              Amount and Nature of   Percent of
Name of Person or Identity of Group          Beneficial Ownership(1)  Class(2)
-----------------------------------          ----------------------  ----------
J.P. Morgan & Co. Incorporated and its             11,492,482           11.2%
 subsidiaries(3)...........................
 60 Wall Street
 New York, NY 10260

Brinson Partners, Inc.(4)..................         5,902,802            5.8
 209 South LaSalle Street
 Chicago, IL 606040

Dr. William R. Brody.......................

Bruce C. Cozadd(5).........................

Dr. Robert J. Glaser.......................

Dr. I. Craig Henderson.....................

Dr. Ernst Mario(5).........................

Dean O. Morton.............................

Denise M. O'Leary..........................

Dr. Samuel R. Saks(5)......................

Peter D. Staple(5).........................

Isaac Stein................................

Julian N. Stern............................

Dr. James W. Young(6)......................             5,088

All current directors and current executive
 officers as a group (20 persons)..........

--------
(1) Includes outstanding stock options, exercisable on or before [     ,   ],
    2000, to purchase the number of shares of ALZA's Common Stock as follows:
           for Dr. Brody;       for Mr. Cozadd;        for Dr. Glaser;
             for Dr. Henderson;         for Dr. Mario;        for Mr. Morton;
            for Ms. O'Leary;        for Dr. Saks;       for Mr. Staple;
    for Mr. Stein;        for Mr. Stern and           for all executive
    officers and directors as a group.

(2) Percentages are not shown if holdings total less than 1% of total outstanding shares

(3) Information is as provided by the holder in its Schedule 13G/A filed with the SEC as of February 2, 2000. As to such shares, the holder has provided the following information: sole voting power--8,421,092 shares; shared voting power--59,847 shares; sole dispositive power--11,340,573 shares; and shared dispositive power--130,008 shares.

(4) Information is as provided by the holder in its Schedule 13G/A filed with the SEC as of February 25, 2000. As to such shares, the holder has provided the following information: sole voting power--5,863,302 shares; and shared dispositive power--5,902,802 shares. The Schedule 13G/A also includes UBS AG, which disclaims beneficial ownership of all the shares.

(5) Excludes       shares of restricted stock for Dr. Mario,       shares of
    restricted stock for Dr. Saks and       shares of restricted stock for
    both Mr. Cozadd and Mr. Staple. Except as described below, restrictions on all these restricted stock awards lapse four years from the date of grant.
    For       shares of restricted stock granted to Dr. Saks in June 1997, restrictions will lapse on January 17, 2001 with respect to the final shares. All shares for which restrictions have not lapsed are subject to forfeiture in the event of termination of the holder's employment with ALZA. For all restricted stock grants other than the grant to Dr. Saks in June 1997, the restrictions on forfeiture will automatically lapse upon a "change of control" of ALZA. For the restricted stock awarded to Dr. Saks in June 1997, in the event that certain change in control events were to occur, the restricted stock agreement between ALZA and Dr. Saks provides that all restrictions on shares for which restrictions have not previously lapsed will lapse only if Dr. Saks' employment with ALZA or its successor is terminated (other than for "cause") within two years after the change of control. Each employee paid ALZA $.01 per share for the shares of restricted stock. Dividends, if any, paid in cash or in ALZA's Common Stock with respect to the shares of restricted stock will be paid in additional shares of ALZA Common Stock, subject to the same restrictions as the restricted stock. Dividends paid in the form of other securities will also be subject to the same restrictions as the restricted stock.

(6) Dr. Young was employed at ALZA thru April 28, 2000.

                                 OTHER MATTERS

   The only business to be conducted and acted upon at the Special Meeting is the approval of the Amendment to the Restated Certificate of Incorporation. Under Delaware law no other business shall be transacted at this Special Meeting. However, should any procedural matters properly come before the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Proposals of Stockholders

   ALZA will, in future proxy statements distributed by ALZA, include stockholder proposals complying with the applicable rules of the SEC and the procedures set forth in ALZA's Bylaws. In order for a proposal by a stockholder to be included in the proxy statement distributed by ALZA relating to the annual meeting of stockholders to be held in the spring of 2001, that proposal must be received in writing by the Secretary of ALZA no later than December 15, 2000.

   Separate from the requirements described above concerning the notice required for a proposal to be included in the proxy statement distributed by ALZA, ALZA's Bylaws also provide for certain advance notice of nominations by stockholders for election of stockholder nominees as directors at an annual meeting, and proposals for the inclusion of other business at an annual meeting of stockholders, even if such nominations or proposals are not to be included in the ALZA proxy statement. In addition to meeting other requirements specified in the Bylaws, the required notice by the stockholder for the annual meeting in the year 2001 must be received in writing by the Secretary of ALZA no later than January 29, 2001; provided, however, that if the date of the annual meeting to be held in the year 2001 is advanced more than 30 days prior to, or delayed by more then 30 days after, the anniversary of the 2000 annual meeting, the stockholder's notice must be received no later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the meeting is first made.

                                          By Order of the Board of Directors,

                                          JULIAN N. STERN
                                          Secretary

Mountain View, California
Dated: October 3, 2000
                           PRINTED ON RECYCLED PAPER


 YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE ALZA THE EXPENSE OF A SECOND MAILING.

          This Proxy is solicited on behalf of the Board of Directors of
                                ALZA CORPORATION
                            in conjunction with the
                        SPECIAL MEETING OF STOCKHOLDERS
                                 to be held on
                                October 31, 2000

     The undersigned hereby appoint(s) DR. ERNEST MARIO, PETER D. STAPLE and BRUCE C. COZADD, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Special Meeting of Stockholders of ALZA CORPORATION to be held on October 31, 2000, at 10:30 a.m. and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present on the matter set forth below, and to vote in their discretion upon any other business that may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS OF ALZA CORPORATION UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.




1. To approve an Amendment to the Restated Certificate of Incorporation of ALZA Corporation to (1) increase the number of authorized shares of Common Stock to 1,000,000,000; (2) effect a two-for-one stock split by changing and converting each of the issued and outstanding shares of Common Stock of ALZA to two shares of Common Stock; and (3) change the par value of the Common Stock from $0.01 to $0.005 per share.

     For            Against             Abstain

     [_]              [_]                 [_]

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual stockholder.

Signature(s):

_____________________________________________________

_____________________________________________________

Dated:  __________________________________, 2000
        (Be sure to date Proxy.)

Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.